Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q Amcor PLC (the “Company”), for the quarterly period ended March 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2019

	By:	/s/ Ian Wilson
		Name:	Ian Wilson
		Title:	Principal Executive Officer

	By:	/s/ Andrew Cowper
		Name:	Andrew Cowper
		Title:	Principal Financial Officer and Principal Accounting Officer